Exhibit 28 (e)(35) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

Exhibit XXX

to the

Distributor’s Contract

FEDERATED EQUITY FUNDS

Federated InterContinental Fund

Federated International Strategic Value Dividend Fund

Federated MDT-Mid Cap Growth Strategies Fund

Class R6 Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated June 1, 1995, between Federated Equity Funds and Federated Securities Corp. (“FSC”) with respect to the Class R6 Shares of the Federated InterContinental Fund, Federated International Strategic Value Dividend Fund and MDT Mid Cap Growth Strategies Fund.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated June 1, 1995, between Federated Equity Funds and FSC, executes and delivers this Exhibit with respect to the Class R6 Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of September, 2016.

FEDERATED EQUITY FUNDS

By: _________________________

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: ___________________________

Name: Paul A. Uhlman

Title: President

Exhibit YYY

to the

Distributor’s Contract

FEDERATED EQUITY FUNDS

Federated Kaufmann Fund

Institutional Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated June 1, 1995, between Federated Equity Funds and Federated Securities Corp. (“FSC”) with respect to the Institutional Shares of the Federated Kaufmann Fund.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated June 1, 1995, between Federated Equity Funds and FSC, executes and delivers this Exhibit with respect to the Institutional Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of September, 2016.

Federated Equity Funds

By:
Name: J. Christopher Donahue
Title: President

Federated Securities Corp.

By:
Name: Paul A. Uhlman
Title: President